Exhibit 99.1

August 7, 2019

Dear Fellow Shareholders:

We delivered record revenues, adjusted EBITDA and margins in Q2. Highlights include:

•	Q2 2019 Revenues grew to $34.3 million from $31.5 million, up 9%
•	Q2 2019 Adjusted EBITDA grew to $11.1 million from $9 million, up 22%.
•	Adjusted EBITDA Margin was 32% in Q2 2019 versus 29% in Q2 2018. Gross Margin was 77%, the same as last year.
•	Incremental EBITDA Margin was 71% in Q2 2019 on a year-over-year basis.
•	Adjusted cash flow was $7.5 million in the quarter, representing 68% of Adjusted EBITDA.
•	Long term contracts represented 33% of revenue in Q2 2019.

We continue to benefit as our customers demand for data is increasing. Priority Engine revenues were up 44% in Q2 2019 versus Q2 2018. We added 38 new Priority Engine customers in the quarter. We added several enhancements to Priority Engine in May including: Personalized Account Rankings that reflect organic research with TechTarget and direct engagement with the customer to improve marketing and sales effectiveness. Ideal Customer Profile (ICP) creation and filtering directly within Priority Engine to efficiently find, track and convert identified best fit customers. Enhanced Qualification Intelligence showcases the key attributes that make accounts high priority targets, including: buying stage, ICP match and if there is a confirmed project. Improved Engagement Signals show you precisely when accounts visit your website, click on your banners and/or download your content. Indicators of New and Recent Activities give sales users new reasons to call and help them engage the buying team with highly tailored outreach.

During the quarter, we continued our soft roll out of Priority Engine Express for smaller customers, which significantly increases our potential TAM, as we have historically targeted the top 1500 Enterprise IT vendors. Priority Engine Express is designed for the next 5000 largest IT vendors, which is mainly made up of small software companies and regional VARs in the reseller channel. We are still in the learning stage but the early feedback is that this customer segment is embracing the value proposition. We are increasing the number of salespeople dedicated to this product in the near-term and remain on track for the full product roll-out in 2020.

The success of Priority Engine in the market is not going unnoticed. The product received two prestigious CODiE Awards from the Software and Information Industry Association for Best Sales and Marketing Intelligence Solution and Best Account Based Marketing (ABM) Solution. Speaking of awards, TechTarget’s Content Team won 22 independent Editorial Awards from the American Society of Business Publications Editors Association (ASBPE).

As you can see from the above numbers, our margins continue to expand as we scale revenue. Adjusted EBITDA Margin was 32% in the quarter. With the increased annual forecast for 2019 Adjusted EBITDA that we announced today, we are expecting 30% EBITDA margins for the year. We believe that we will be able to expand Adjusted EBITDA margin to better then 40% over the next few years. We expect to expand gross margins to at least 80% and to continue to achieve incremental margins in our historical range of 50% to 70%.  We are very optimistic about our revenue opportunity as we partner more closely with our customers to increase their efficacy at using and measuring our purchase intent data.

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Q2 2019 Results (unaudited)

Balance Sheet

The Company’s balance sheet remains very strong.  As of June 30, 2019, we had $44 million in cash and $24 million of outstanding term loan debt.

Common Stock Repurchase Plan

In the quarter, we repurchased 97,427 shares of common stock at an average price of $16.40 for an aggregate purchase price of approximately $1.6 million. There is approximately $17.2 million available under the $25.0 million repurchase program that we announced in November 2018.

Traffic Update

Unpaid traffic represented 94% of overall traffic in the quarter. Organic traffic was down 13% as compared to Q2 2018. We continue to perform well against the most valuable search terms. SEMRush, an independent research company, reports that the value of our organic traffic is $44.9 million per month or $539 million per year, which is up 10% year over year (their estimate of how much it would cost using AdWords to purchase our organic traffic).  We continue to test how much content that we should member protect. Non-member protected content performs better from a SEO perspective, but approximately 85% of our revenue is primarily derived from our registered member base. We had over 36 million visits in the quarter which is more than sufficient to support the approximately 15% of our revenue that is traffic-based.

Q3 2019 Guidance and Updated 2019 Guidance

For Q3 2019, we expect revenues between $33 million and $34 million. We expect adjusted EBITDA for the third quarter of 2019 between $9.5 million and $10.5 million.

We expect annual revenues to be between $133 and $134 million. We expect Adjusted EBITDA to be between $39 and $41 million (previous annual Adjusted EBITDA guidance was between $37 and $39 million).

Summary

This month, TechTarget is celebrating our 20th year in business. We are incredibly grateful to our dedicated team of employees who are smart, innovative, motivated, passionate and hard-working. This team makes us look good and creates a win-win scenario for customers, investors, partners and the communities where we operate. We are especially proud of the transition that the Company has been able to make over the past 5 years from an online media company delivering quarterly marketing campaigns to a purchase intent data company selling annual subscriptions. We think most people would agree that is not an easy transition to make. We are very confident that our best days are ahead of us as we are now a leader in the fast growing data intelligence market. Speaking of the future, we are very excited to welcome Christina Van Houten to our Board of Directors. Christina is a technology industry veteran. She is a technology product expert and she is currently the Chief Strategy Officer at Mimecast (NASDAQ: MIME). Onward to the next 20 years!

Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

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C) 2018 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (August 7, 2019). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-412-902-4191 (International callers), or 1-855-669-9657 (Canadian callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 7, 2019 one (1) hour after the conference call through September 8, 2019 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10129979. International callers should dial 1-412-317-0088 and also use the conference number 10129979. Canadian callers should dial 1-855-669-9658 and also use the conference number 10129979. The webcast replay will also be available on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted cash flow” means the change in cash less maturity of investments, plus stock buyback and debt repayment.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management

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reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this Quarterly Report that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding our intent, beliefs or current expectations and those of our management team. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Such statements may include those regarding our future financial results and other projections or measures of our future operating performance, including the drivers of such growth, profitability, and performance (including, in each case, any potential impact of product and service development efforts, GDPR, potential changes to customer relationships, and other operational decisions); expectations concerning market opportunities and our ability to capitalize on them; the amount and timing of the benefits expected from acquisitions, new strategies, products or services and other potential sources of additional revenue; and the behavior of our members, partners, and customers. These statements speak only as of the date of this Quarterly Report and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; data privacy laws, rules, and regulations; and other matters included in our SEC filings, including in our Annual Report on Form 10-K for the year ended December 31, 2018. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Revenues	$34,286	$31,472	$64,258	$58,771
Cost of revenues(1)	7,952	7,124	14,964	13,849
Gross profit	26,334	24,348	49,294	44,922
Operating expenses:
Selling and marketing(1)	13,976	11,419	26,422	22,774
Product development(1)	2,001	2,069	3,988	4,187
General and administrative(1)	3,123	3,327	6,145	6,726
Depreciation and amortization, excluding depreciation of $56, $0, $69, $0 included in cost of revenues	1,146	1,140	2,276	2,248
Total operating expenses	20,246	17,955	38,831	35,935
Operating income	6,088	6,393	10,463	8,987
Interest and other expense, net	(253)	(644)	(390)	(844)
Income before provision for income taxes	5,835	5,749	10,073	8,143
Provision for income taxes	1,684	1,329	2,632	1,629
Net income	$4,151	$4,420	$7,441	$6,514
Other comprehensive income, net of tax:
Unrealized gain on investments (net of tax provision of $0,$2,$0, $8)	$—	$8	$—	$12
Foreign currency translation loss	(58)	(263)	(17)	(129)
Other comprehensive loss	(58)	(255)	(17)	(117)
Comprehensive income	$4,093	$4,165	$7,424	$6,397
Net income per common share:
Basic	$0.15	$0.16	$0.27	$0.24
Diluted	$0.15	$0.15	$0.26	$0.23
Weighted average common shares outstanding:
Basic	27,640	27,541	27,723	27,527
Diluted	28,232	28,759	28,226	28,664

(1)	Amounts include stock-based compensation expense as follows:
Cost of revenues	$41	$31	$80	$61
Selling and marketing	2,964	828	4,655	1,655
Product development	93	20	186	40
General and administrative	664	635	1,303	1,260

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TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s, except per share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,405	$34,673
Short-term investments	-	500
Accounts receivable, net of allowance for doubtful accounts of $2,355 and $2,099, respectively	27,075	30,042
Prepaid taxes	65	1,834
Prepaid expenses and other current assets	2,933	3,069
Total current assets	74,478	70,118
Property and equipment, net	12,001	10,901
Goodwill	93,683	93,687
Intangible assets, net	780	849
Operating lease assets with right-of-use	26,197	-
Deferred tax assets	405	55
Other assets	945	853
Total assets	$208,489	$176,463
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,028	$1,871
Current operating lease liability	2,298	-
Current portion of term loan	1,241	1,241
Accrued expenses and other current liabilities	3,083	3,260
Accrued compensation expenses	951	2,432
Income taxes payable	259	176
Contract liabilities	6,486	5,573
Total current liabilities	15,346	14,553
Long-term liabilities:
Long-term portion of term loan	23,094	23,714
Non-current operating lease liability	28,281	-
Deferred rent	-	4,949
Deferred tax liabilities	388	662
Total liabilities	67,109	43,878
Leases and contingencies (see Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 54,302,468 and 54,117,325 shares issued, respectively; 27,652,073 and 27,791,045 shares outstanding, respectively	54	54
Treasury stock, at cost; 26,650,395 and 26,326,280 shares, respectively	(182,630)	(177,905)
Additional paid-in capital	313,110	307,014
Accumulated other comprehensive loss	(232)	(215)
Retained earnings	11,078	3,637
Total stockholders’ equity	141,380	132,585
Total liabilities and stockholders’ equity	$208,489	$176,463

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net income	$4,151	$4,420	$7,441	$6,514
Interest expense, net	209	293	420	598
Provision for income taxes	1,684	1,329	2,632	1,629
Depreciation and amortization	1,202	1,140	2,345	2,248
EBITDA	7,246	7,182	12,838	10,989
Stock-based compensation expense	3,762	1,514	6,224	3,016
Other expense (income), net	43	351	(31)	246
Adjusted EBITDA	$11,051	$9,047	$19,031	$14,251

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and

Net Income per Diluted Share to Adjusted Net Income per Diluted Share

(in 000’s, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net income	$4,151	$4,420	$7,441	$6,514
Provision for income taxes	1,684	1,329	2,632	1,629
Net income before taxes	5,835	5,749	10,073	8,143
Amortization of intangible assets	33	28	66	56
Stock-based compensation expense	3,762	1,514	6,224	3,016
Foreign exchange (gain) loss and interest expense	284	689	453	925
Adjusted income tax provision (1)	(2,575)	(1,866)	(4,157)	(2,909)
Adjusted net income	$7,339	$6,114	$12,659	$9,231

Net income per diluted share	$0.15	$0.15	$0.26	$0.23
Weighted average diluted shares outstanding	28,232	28,759	28,226	28,664

Adjusted net income per diluted share	$0.26	$0.21	$0.45	$0.32
Adjusted weighted average diluted shares outstanding (2)	28,232	28,759	28,226	28,664

(1)	Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.
(2)

Adjusted weighted average diluted shares outstanding as of the three and six months ended June 30, 2019 ,respectively includes 0.6 and 0.5 million shares related to unvested stock awards calculated using the treasury method.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended September 30, 2019

(in 000’s)

	Three Months Ended September 30, 2019
	Range
Revenues	$33,000	$34,000

Adjusted EBITDA	9,500	10,500
Depreciation, amortization and stock-based compensation	3,800	3,800
Interest and other expense, net	400	400
Provision for income taxes	1,400	1,700
Net income	$3,900	$4,600